SEPTEMBER 27, 2007

CKX, Inc.

Confidential

Presentation to the Special Committee of the Board of Directors

Houlihan Lokey

www.hlhz.com

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ASSUMPTIONS AND QUALIFICATIONS

These materials are provided solely for the information of the Special Committee of the Board of Directors of CKX, Inc. ("CKX" or the "Company") by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") in connection with the Special Committee's consideration of a potential transaction involving the Company or its affiliates (the "Proposed Transaction"). These materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly contemplated by the written terms of our engagement.

• These materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under state, federal or international securities or other laws, rules or regulation and, accordingly, neither the Special Committee, the Company nor Houlihan Lokey takes any responsibility for these materials if used by persons other than the Special Committee.

• These materials are provided on a confidential basis solely for the information of the Special Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's written consent. Notwithstanding the foregoing, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including its employees, representatives and agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company. Any discussion in these materials regarding any U.S. federal tax matter is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such discussion was written to support the marketing or promotion of the transaction(s) or matters(s) to which the discussion relates. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Houlihan Lokey is not an expert on, and nothing contained herein should be construed as advice with regard to, legal, accounting, regulatory, insurance or tax matters.

• These materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of these materials. Houlihan Lokey undertakes no obligation to update, revise or reaffirm these materials. These materials are not intended to provide the sole basis for evaluation of the Proposed Transaction, do not purport to contain all information that may be required and should not be considered a recommendation with respect to the Proposed Transaction. These materials do not address the underlying business decision of the Special Committee, the Company or any other party to proceed with or effect the Proposed Transaction, or the relative merits of the Proposed Transaction as compared to any alternative business strategies that may exist for the Company or any other party. These materials do not constitute an opinion with respect to the Proposed Transaction, nor a recommendation to any security holder of the Company or any other person as to how such person should vote or act with respect to the Proposed Transaction. The preparation of these materials involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, are not readily susceptible to summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Thus, the analyses contained in these materials must be considered as a whole. Selecting portions of the analyses, without considering all analyses, could create an incomplete view. Estimates of value contained in the analyses are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In preparing these materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Proposed Transaction.

• All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected herein have been prepared by the management or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from public sources, which involve numerous and significant subjective determinations made by the management or which such management has reviewed and found reasonable. The budgets and projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. We have assumed that such budgets and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates). Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or obtained from public sources without assuming any responsibility for independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, we have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any other participant in the Proposed Transaction since the date of the most recent financial statements provided to us, and that the final forms of any draft documents reviewed by us will not differ in any material respect from such draft documents.

The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Proposed Transaction and their respective affiliates or any currency or commodity that may be involved in the Proposed Transaction. Houlihan Lokey and its affiliates have in the past provided, are currently providing, and in the future may provide, investment banking, financial advisory and other financial services to the Company for which Houlihan Lokey and such affiliates have received, and expect to receive, compensation, including, among other things, have rendered a solvency opinion to the Company in connection with certain transactions described herein.

Table of Contents

Executive Summary

Executive Summary

Summary of Prior Events

- On June 1, 2007 CKX, Inc. (the "Company") entered into a series of transactions pursuant to which:
  - the Company purchased a 50 percent interest in FX Luxury Realty, LLC ("FX Luxury") for cash consideration of $100 million (the "FX Luxury Investment"), and, in connection with the FX Luxury Investment, the Company's majority-owned subsidiaries Elvis Presley Enterprises, Inc. ("EPE") and Muhammad Ali Enterprises, LLC ("MAE"), entered into license agreements with FX Luxury. These transactions have closed.
  - 19X, Inc. (the "Acquiror"), 19X Acquisition Corp., a wholly-owned subsidiary of the Acquiror ("Sub"), and CKX, Inc. entered into a merger agreement (the "Original Agreement") pursuant to which, among other things, Sub merged with and into the Company (the "Original Transaction") and that, in connection with the Original Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") be converted into the right to receive $13.75 in cash (the "Original Consideration"). The Acquiror is owned by the majority stockholder and CEO of the Company, Robert Sillerman ("RFXS"), and the Chief Executive Officer of the Company's subsidiary, 19 Entertainment Limited, and a director and member of the Office of the Chair, Simon Fuller (together with Acquiror and their respective affiliates, and any other stockholder of the Company acting in a group in connection with the Original Transaction, collectively "Excluded Persons").
  - The Original Agreement requires a stockholder vote and provides that CKX would be able to terminate the Original Agreement and enter into an alternative agreement during a 45-day "go-shop" period, only if the alternative agreement constituted (as opposed to is reasonably expected to result in a) "superior proposal". No superior proposals were submitted during the 45-day go-shop period.

Executive Summary

Summary of Prior Events (continued)

- Under the Original Agreement, the Company's Series B Convertible Preferred Stock and Series C Convertible Preferred Stock would be converted into the right to receive their respective liquidation preferences, as contemplated by the terms of the Company's Certificate of Incorporation or remain outstanding with terms identical to their existing terms.
- Under the Original Agreement, the Acquiror is required to pay CKX a termination fee of $37 million if the Original Agreement is terminated due to:
  - failure to consummate the merger within 270 days of signing of the Original Agreement due to the failure of 19X Acquisition Corp. to raise the financing required to consummate the Original Transaction;
  - if 19X Acquisition Corp. or its parent effects a breach of any representation, warranty or covenant that is not capable of being satisfied by 270 days from the signing of the agreement; or
  - there is a material breach in the management cooperation agreement by RFXS or any affiliates.

- On June 18, 2007, the Company transferred and assigned a 9.5% common membership interest in FX Luxury to CKX FXLR Stockholder Distribution Trust I ("Distribution I"), a grantor trust formed for the benefit of certain named CKX stockholders. Simultaneous to the transfer and assignment to Distribution Trust I, CKX contributed a 15.5% common membership interest in FX Luxury to FX Real Estate and Entertainment Inc. ("FXRE") in exchange for FXRE common stock and immediately transferred and assigned the FXRE common stock to CKX FXLR Stockholder Distribution Trust II ("Distribution II") for the benefit of CKX common stockholders. In addition, the membership interest transferred to Distribution I will be contributed to FXRE in exchange for 9.5% of the common stock of FXRE. These transfers represent, in the aggregate, a 25% common membership interest in FX Luxury and 50% of CKX's ownership interest in FX Luxury. FXRE's only asset in the membership interest is FX Luxury.
- On August 24, 2007, FXRE filed a registration statement with the Securities and Exchange Commission (the "FXRE Form S-1") to register shares of its common stock for distribution to common stockholders of CKX Inc. in connection with Distribution I and Distribution II.

Executive Summary

Summary of Prior Events (continued)

- As contemplated by the FXRE Form S-1, CKX stockholders will receive one share of FXRE common stock for every ten shares of CKX common stock owned on the record date for the distribution, which is expected to be ten days after the FXRE Form S-1 is declared effective by the SEC. The distribution of shares of FXRE to CKX common stockholders is expected to occur approximately 20 days after the FXRE Form S-1 is declared effective by the SEC. Based on the August 24 filing, the shares being distributed will represent 25% of the outstanding shares of FXRE.
- The distributions to CKX common stockholders are not contingent on the closing of the Original Transaction. It is our understanding that after the distributions, CKX common stockholders will own 25% of FXRE, CKX will own 25% of FXRE and Flag Luxury Properties will own 50% of FXRE.


CKX Common Stock Holders
CKX
Flag Luxury Properties, LLC
25%
25%
50%
FXRE
FX Luxury
57%
Park Central Property 17.72 acres of land on Las Vegas Blvd.
1,410,363 Riviera Holdings Common Shares
RIV Acquisition Holdings

Executive Summary

Transaction Overview

- It is our understanding that the Acquiror and Sub are still attempting to obtain the financing to consummate the Original Transaction and have submitted a proposal of revised deal terms (the "Revised Transaction") to the Special Committee of the Board of Directors of CKX (the "Special Committee") as follows:

Distribution of FXRE Shares

- The Company will immediately transfer and assign its remaining 25% interest in FXRE common stock to a trust formed for the benefit of CKX stockholders, which common stock will be distributed to CKX stockholders after the FXRE Form S-1 is declared effective (the "Distribution") and before the closing of the Revised Transaction.
- The FXRE Form S-1 will be amended to include the additional 25% distribution of FXRE common stock to CKX stockholders whereby CKX stockholders will receive two shares (rather than one share) of FXRE common stock for every ten shares of CKX common stock owned on the record date on a post-split adjusted basis.
- The Distribution, including the distribution of the additional 25% of FXRE common stock, will not be conditioned on the closing of the Original Transaction or the Revised Transaction.


CKX Common Stock Holders
50%
Flag Luxury Properties, LLC
50%
FXRE
FX Luxury
57%
Park Central Property 17.72 acres of land on Las Vegas Blvd.
1,410,363 Riviera Holdings Common Shares
RIV Acquisition Holdings

Executive Summary

Transaction Overview (continued)

Merger Price Adjustments

- The Original Agreement will be amended so that the Original Consideration ($13.75 per share) will be adjusted by the amount obtained by multiplying (x) 0.75, by (y) the average trading price of FXRE's common stock during a to be determined twenty day trading period (the "Measurement Period"); provided, however, that in no event will the merger consideration be adjusted by an amount greater than $2.00 (the "Adjusted Cash Price").
- The Measurement Period, which will be determined as soon as possible, will not include the initial twenty days of trading of FXRE's common stock, and will not include the forty day period immediately prior to the closing of the Revised Transaction.
- This adjustment will only take place if FXRE's common stock is trading during the Measurement Period on a national securities exchange (e.g. NYSE, NASDAQ or AMEX).
- In the event that FXRE completes a rights offering at a pre-split adjusted price of $1.00 or greater and for total proceeds of not less than $90 Million (a "Qualifying Rights Offering"), the minimum adjustment of the merger consideration per share will be $0.75, regardless of the trading price during the Measurement Period.

Executive Summary

Transaction Overview (continued)

- Examples of potential cash purchase price adjustments:
  - If the average price of FXRE's common stock during the Measurement Period is $1.50, the merger consideration will be reduced by $1.13 so that each CKX stockholder will receive $12.62 per share in cash at closing.
  - If the average price during the Measurement Period is $0.50 per share, and a Qualifying Rights Offering has not been completed, the reduction would be $0.38 per share so that each CKX stockholder will receive $13.37 per share in cash at closing.
  - If the average price during the Measurement Period is $0.50 per share but a rights offering has been completed at $1.00 per share, the reduction would be $0.75 per share (the minimum upon completion of the rights offering) so that each CKX stockholder will receive $13.00 per share in cash at closing.
  - If the average price during the Measurement Period is $3.00, the reduction would be $2.00 (the cap) so that each CKX stockholder will receive $11.75 per share in cash in closing.
- Upon the closing of the Revised Transaction, CKX common stockholders will receive the Adjusted Cash Price and will have previously received the Distribution (collectively, the "Consideration").
- Deadline Extensions
  - The deadline for providing financing commitment letters will be extended by thirty days.
  - The outside date for closing the Revised Transaction will be extended by a ninety day period.
  - The "go-shop" period will be re-opened and will continue for a period of forty-five days following the announcement of the Revised Transaction.
- Financing
  - 19x and Sub has represented to us that financing for the Revised Transaction will include an increase in equity from $600 to $750 million with the remaining consideration to be financed with debt dependent on the total cash required to consummate the Revised Transaction.

Executive Summary

Engagement Overview

- Houlihan Lokey Howard and Zukin has been retained to assist the Special Committee in negotiating the Revised Transaction and to provide an opinion, as to whether:
  - the Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Revised Transaction is fair to such holders from a financial point of view.

Executive Summary

Summary of Analyses Performed

- We have considered the following in connection with our analysis of the Revised Transaction:
  - A fundamental valuation of CKX including:
    - the value of the Company's core business and new initiatives including the EPE and MAE license agreements.
    - the value of the Company's 25% interest in FX Luxury based on the Company's recent $100 million investment for a 50% interest in FX Luxury. We have not performed a fundamental valuation of FX Luxury or FXRE as the Company's investment is supported by a back-stop provided by the Excluded Persons.
  - The range of Consideration to be received by CKX common stockholders based on a range of hypothetical values for FXRE. In most circumstances the Consideration exceeds the original cash offer price of $13.75.
  - FXRE was not valued separately as the Consideration received by CKX common stockholders is predicated on the trading price of FXRE shares during the Measurement Period, which will occur after the Distribution.

Executive Summary

POTENTIAL CONSIDERATION TO CKX COMMON STOCKHOLDERS

- The chart below outlines the hypothetical merger price adjustments excluding a Qualifying Rights Offering, which is above the original $13.75 cash purchase price in all circumstances. This analysis assumes that a CKX stockholder does not trade his FXRE common stock before the consummation of the Revised Transaction as the trading price of FXRE will fluctuate from the time of the Distribution and registration of FXRE to the closing of the merger.

Summary Offer Analysis - Excluding Rights Offering

Scenario	FXRE Trading Price (1)	Original Cash Offer Price	Cash Adjustment (2)	Adjusted Cash Offer Price	FXRE Value per Share (3)	Total Consideration (3)	Variance From Original Cash Offer Price
1	$0.10	$13.75	$0.08	$13.68	$0.10	$13.78	0.18%
2	0.25	13.75	0.19	13.56	0.25	13.81	0.45%
3	0.50	13.75	0.38	13.38	0.50	13.88	0.91%
4	0.75	13.75	0.56	13.19	0.75	13.94	1.36%
5	1.00	13.75	0.75	13.00	1.00	14.00	1.82%
6	1.25	13.75	0.94	12.81	1.25	14.06	2.27%
7	1.50	13.75	1.13	12.63	1.50	14.13	2.73%
8	1.75	13.75	1.31	12.44	1.75	14.19	3.18%
9	2.00	13.75	1.50	12.25	2.00	14.25	3.64%
10	2.25	13.75	1.69	12.06	2.25	14.31	4.09%
11	2.50	13.75	1.88	11.88	2.50	14.38	4.55%
12	2.75	13.75	2.00	11.75	2.75	14.50	5.45%
13	3.00	13.75	2.00	11.75	3.00	14.75	7.27%

[1] *Based on a to be determined 20-day average trading price for FXRE common stock (the "Measurement Period").*
[2] *Calculated as 0.75 multiplied by the FXRE average trading price up to $2.00.*
[3] *CKX shareholders will receive the Adjusted Cash Price plus one share of FXRE common stock for each CKX common share owned. Does not include any potential discounts for illiquidity.*

Executive Summary

Potential Consideration to CKX Common Stockholders (continued)

- The chart below outlines hypothetical merger price adjustments based on a $100 million Qualifying Rights Offering at $1.00 per share. Under certain circumstances the CKX common stockholders may receive less than $13.75, however a successful Qualifying Rights Offering may support the value of FXRE common shares:

Rights Offering Analysis

Scenario	FXRE Trading Price (1)	Rights Offering Value (4)	Offer Price	Adjustment (2)	Adjustment (3)	Adjusted Cash Offer Price	FXRE Value per Share (4)	Total Consideration (4)	Variance From Original Offer
1	$0.10	$1.00	$13.75	$0.08	$0.75	$13.00	$0.10	$13.10	-4.73%
2	0.25	1.00	13.75	0.19	0.75	13.00	0.25	13.25	-3.64%
3	0.27	1.00	13.75	0.20	0.75	13.00	0.27	13.27	-3.49%
4	0.50	1.00	13.75	0.38	0.75	13.00	0.50	13.50	-1.82%
5	0.75	1.00	13.75	0.56	0.75	13.00	0.75	13.75	0.00%
6	1.00	1.00	13.75	0.75	0.75	13.00	1.00	14.00	1.82%

Rights Offering - Potential Benefit to Acquiror (in $ millions)

Scenario	Reduction to Cash Merger Consideration (5)	Value of FXRE Shares (6)	Rights Offering Price (7)	% Purchased by Acquiror (8)	% Purchased by Shareholders	Paid by Acquiror	Paid by Shareholders	Benefit to Acquiror (9)
1	$72.98	$10.00	$100.00	100.00%	0.00%	$100.00	$0.00	($17.03)
2	72.98	$25.00	100.00	100.00%	0.00%	100.00	0.00	($2.03)
3	72.98	$27.03	100.00	100.00%	0.00%	100.00	0.00	$0.00
4	72.98	$50.00	100.00	100.00%	0.00%	100.00	0.00	$22.98
5	72.98	$75.00	100.00	100.00%	0.00%	100.00	0.00	$47.98
6	72.98	$100.00	100.00	100.00%	0.00%	100.00	0.00	$72.98

[1] *Based on a hypothetical trading price for FXRE common stock at the time of the closing of the Transaction.*
[2] *Calculated as 0.75 multiplied by the FXRE average trading price up to $2.00.*
[3] *If FXRE completes a rights offering at a pre-split adjusted price of $1.00 or greater and for total proceeds of not less than $90 million, the minimum adjustment of the merger consideration per share will be $0.75 regardless of FXRE's trading price during the Measurement Period.*
[4] *CKX shareholders will receive the adjusted cash price plus one share of FXRE common stock for each CKX common share owned. Does not include any potential discounts for illiquidity.*
[5] *Calculated as a reduction in the cash merger consideration multiplied by approximately 97.3 million shares outstanding assuming a $1.00 rights offering (97.3 * $1.00 * 0.75).*
[6] *Hypothetical trading value of FXRE shares purchased in rights offering (i.e. Scenario 1 = $.10 * 100 million shares).*
[7] *Based on the assumption of 100 million shares offered at a price of $1.00.*
[8] *Hypothetical assumption.*
[9] *Calculated as the net benefit/(expense) realized by the Acquiror (i.e. Scenario 1 = $72.98 + $10.00 - $100.00=($17.03)). Under these scenarios, if FXRE trades at $.27 or higher, it is beneficial for the Acquiror to fully participate in a rights offering at $1.00 per share. If FXRE trades below $0.75 per share and the Acquiror fully participates in a rights offering at $1.00 per share, the CKX shareholders will receive less than $13.75 in total consideration.*

Executive Summary

Valuation Summary

(figures in millions, except price per share)

	Market Multiple Approach		Selected Transaction Approach		Discounted Cash Flow Approach		Public Price Approach [1]	
	Low	High	Low	High	Low	High	Low	High
Enterprise Value [2]	**$1,080.0**	**$1,170.0**	**$1,010.0**	**$1,080.0**	**$1,280.0**	**$1,715.0**	**$980.0**	**$1,170.0**
Add: PV of License Agreements [3]	136.0	136.0	136.0	136.0	136.0	136.0	136.0	136.0
Add: 25% Interest in FXRE [4]	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Adjusted Enterprise Value	**$1,266.0**	**$1,356.0**	**$1,196.0**	**$1,266.0**	**$1,466.0**	**$1,901.0**	**$1,166.0**	**$1,356.0**
Add: Cash [5]	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4
Less: Debt [5]	103.2	103.2	103.2	103.2	103.2	103.2	103.2	103.2
Less: Minority Interest [6]	0.0	0.0	0.0	0.0	0.0	0.0	4.1	4.1
Less: Preferred Stock [5]	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8
Equity Value	$1,202.4	$1,292.4	$1,132.4	$1,202.4	$1,402.4	$1,837.4	$1,098.3	$1,288.3
Price per Share [7]	**$12.36**	**$13.28**	**$11.64**	**$12.36**	**$14.41**	**$18.88**	**$11.29**	**$13.24**
Offer Price [8]	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75

Footnotes:

(1) Enterprise value based on trading activity prior to June 1, 2007 announcement.
(2) CKX core operations and new initiatives.
(3) Based on the greater of minimum guarantees under the EPE License Agreement or the implied royalties to the Company based on financial projections for the Phase I development only of FX Luxury.
(4) Related to the remaining 25 percent interest in FXRE being distributed to CKX shareholders under the Revised Transaction terms. Based on the Company's initial investment of $100 million.
(5) As per the Company's latest unaudited financial statements as of 8/31/2007.
(6) Minority interest has been captured in other approaches through adjustments to representative levels.
(7) Based on 97.3 million fully diluted shares of CKX on Form 10-Q for the period ended June 30, 2007.
(8) Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.

Executive Summary

Potential Premiums to Public Market Price

- The chart below outlines certain selected possible outcomes of Consideration that may be received by CKX common stockholders under the terms of the Revised Transaction and implied premiums over the Company's average stock price.

Offer Scenario	Total Consideration	Post Announcement - Stock Price (1)				Pre Announcement - Stock Price (2)			
		1-Day	1-Week	1-Month	3-Month	1-Day	1-Week	1-Month	3-Month
Scenario A	$14.12	$11.66	$11.97	$11.74	$12.75	$10.63	$10.55	$10.79	$11.33
Implied Premium		*21.1%*	*18.0%*	*20.3%*	*10.8%*	*32.8%*	*33.8%*	*30.9%*	*24.6%*
Scenario B	$13.87	$11.66	$11.97	$11.74	$12.75	$10.63	$10.55	$10.79	$11.33
Implied Premium		*19.0%*	*15.9%*	*18.2%*	*8.8%*	*30.5%*	*31.5%*	*28.5%*	*22.4%*
Scenario C	$14.75	$11.66	$11.97	$11.74	$12.75	$10.63	$10.55	$10.79	$11.33
Implied Premium		*26.5%*	*23.2%*	*25.7%*	*15.7%*	*38.8%*	*39.8%*	*36.7%*	*30.2%*
Scenario D	$13.50	$11.66	$11.97	$11.74	$12.75	$10.63	$10.55	$10.79	$11.33
Implied Premium		*15.8%*	*12.8%*	*15.0%*	*5.9%*	*27.0%*	*28.0%*	*25.1%*	*19.2%*

Offer Scenario	Summary
Scenario A	If the average price of FXRE's common stock during the Measurement Period is $1.50, the merger consideration will be adjusted by $1.13 so that each CKX stockholder will receive $12.62 per share in cash and a share of FXRE valued at $1.50 for a total consideration of $14.12.
Scenario B	If the average price during the Measurement Period is $0.50 per share, and a Qualifying Rights Offering has not been completed, the adjustment would be $0.38 per share so that each CKX stockholder will receive $13.37 per share in cash and a share in FXRE valued at $0.50 for a total consideration of $13.87.
Scenario C	If the average price during the Measurement Period is $3.00, the adjustment would be $2.00 (the cap) so that each CKX stockholder will receive $11.75 per share in cash and a share in FXRE valued at $3.00 for a total consideration of $14.75.
Scenario D	If the average price during the Measurement Period is $0.50 per share but a rights offering has been completed at $1.00 per share, the adjustment would be $0.75 per share (the minimum upon completion of the rights offering) so that each CKX stockholder will receive $13.00 per share in cash and a share in FXRE valued at $0.50 for a total consideration of $13.50.

[1] *Based on average stock price for the period ended 9/25/2007.*
[2] *Based on average stock price for the period ended 5/31/2007.*

Fairness Analysis

Fairness Analysis

Implied Stock Premium Analysis

Under the Revised Transaction, the Company's stockholders will receive approximately $13.75 in Consideration for each share of Company Common Stock owned, which represents a premium of 17.9 percent to 17.2 percent to the Company's one-day prior and thirty-day prior closing share prices. It should be noted that CKX common stock has traded up significantly since the June 1, 2007 announcement of the Original Transaction as is typical in going private transactions, as illustrated on the following page.

Implied Stock Premium - Post Announcement [1]	
Offer Price per Share	**$13.75**
1-Day Stock Price	$11.66
Implied 1-Day Stock Premium	**17.9%**
1-Week Stock Price	$11.97
Implied 1-Week Stock Premium	**14.9%**
1-Month Stock Price	$11.74
Implied 1-Month Stock Premium	**17.2%**
3-Month Stock Price	$12.75
Implied 3-Month Stock Premium	**7.8%**


50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
17.9%
14.9%
17.2%
7.8%

[1] *Based on the average stock price over the period ending as of September 25, 2007.*
Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.

Fairness Analysis

One-Year Historical Price Volume Performance


Closing Price
Volume (000s)
$16
$14
$12
$10
$8
2,400
2,000
1,600
1,200
800
400
0
A
B
C
D
E
9/25/06
11/2/06
12/13/06
1/26/07
3/8/07
4/18/07
5/29/07
7/9/07
8/16/07
Volume
Close

	Comment
A	3/1/2007 – CKX Inc. reported group earnings results for the year ended December 31, 2006.
B	6/1/2007 – CKX announces a deal to take the company private at $13.75 per share plus a 25% ownership stake in FXRE.
C	6/19/2007 – CKX declares dividend of FX Luxury shares, CKX shareholders to receive 25% of outstanding common stock of FXRE upon registration of shares with the SEC.
D	7/9/2007 – CKX affiliate, FX Luxury Realty acquires remaining 50% of Park Central property in Las Vegas. FX Luxury now owns 100% of the Park Central property.
E	8/24/2007 – CKX announces that FXRE has filed a registration statement with the SEC to register the shares of FXRE for distribution to common stock holders.

Fairness Analysis

Implied Stock Premium Analysis

Implied Stock Premium – Pre Announcement

	1-Day	1-Week	1-Month	3-Month
Stock Price [1]	$10.63	$10.55	$10.79	$11.33
Shares [2]	97.3	97.3	97.3	97.3
Market Cap	$1,034.0	$1,025.9	$1,049.8	$1,102.4
Add: Current Net Debt [2]	(26.9)	(26.9)	(26.9)	(26.9)
Add: Minority Interest [2]	3.7	3.7	3.7	3.7
Add: Preferred Stock [2]	22.8	22.8	22.8	22.8
Enterprise Value	$1,033.6	$1,025.6	$1,049.5	$1,102.1
Less: Net Debt [3]	73.1	73.1	73.1	73.1
Less: Minority Interest [2]	3.7	3.7	3.7	3.7
Less: Preferred Stock [2]	22.8	22.8	22.8	22.8
Add: PV of License Agreements [4]	136.0	136.0	136.0	136.0
Add: Invement in FXRE [5]	50.0	50.0	50.0	50.0
Pro Forma Market Cap	$1,120.0	$1,111.9	$1,135.8	$1,188.4
Shares	97.3	97.3	97.3	97.3
Implied Stock Price	$11.51	$11.43	$11.68	$12.22
Implied Offer Price Premium	19.4%	20.3%	17.8%	12.5%

[1] *Based on the average stock price over the period ending as of May 31, 2007.*
[2] *As per the Company's quarterly report filed on Form 10-Q as March 31, 2007.*
[3] *Net Debt includes $100 million of additional debt financing related to investment in FX Luxury.*
[4] *Based on the greater of minimum guarantees under the EPE license agreement or the implied royalties to the Company based on financial projections for the phase I development only of FX Luxury.*
[5] *CKX shareholders are expected to receive an additional dividend of 25% of FX Luxury Realty or 50% of CKX's interest. Includes 50% of CKX's investment in FXRE as the remaining 50% is not a component of the Revised Transaction.*

Fairness Analysis

13E-3 PREMIUM PAID ANALYSIS

- The adjusted pre-announcement implied premiums, as calculated on the previous page, are near or above the mean and median premiums observed in other 13e-3 transactions.

13e-3 Premium Analysis[1]


1-Day Premium: 19.8%
1-Week Premium: 20.7%
1-Month Premium: 18.2%
3-Month Premium: 12.9%
Stock Price Premium Median/Mean
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
16.3%
25.0%
16.6%
24.5%
17.2%
24.0%
1 Trading Day Median
1 Trading Day Mean
5 Trading Day Median
5 Trading Day Mean
20 Trading Day Median
20 Trading Day Mean

[1] *Based on the premium to stock price on 13e-3 transactions filed with the SEC for the period of 1/2004 –9/2007.*

Fairness Analysis

Valuation Indications vs. Merger Consideration[1] – Price Per Share

- The approximate Consideration is within the range of the valuation indications.


$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
Price per Share
$13.28
$12.36
$12.36
$11.64
$18.88
$14.41
$13.24
$11.29
Market Multiple Approach
Selected Transaction Approach
Discounted Cash Flow Approach
Public Price Approach
Total Consideration: $13.75 (1)
Current Share Price: $11.66 (2)
Pre-Announcement Share Price: $10.63 (3)

[1] *Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.*

[2] *CKX, Inc. stock price as of September 25, 2007.*

[3] *CKX, Inc. stock price as of May 31, 2007 prior to the announcement of the Original Transaction.*

Fairness Analysis

IMPLIED TRANSACTION EBITDA MULTIPLES (EV/EBITDA)

The implied EV/EBITDA multiple based on an estimated $13.75 in total Consideration is within the range of EV/EBITDA multiples observed in other change of control transactions and those of other selected publicly traded companies.

(in millions)

Implied EBITDA Multiples	
Indicated Enterprise Value [1]	**$1,410.0**
2006 EBITDA	$42.8
Implied EV/EBITDA Multiple	**32.9x**
2007E EBITDA	$67.5
Implied EV/EBITDA Multiple	**20.9x**
2008E EBITDA	$109.9
Implied EV/EBITDA Multiple	**12.8x**


22.0x
18.0x
14.0x
10.0x
6.0x
EV/EBITDA Multiple
Implied Transaction 2007 EBITDA Multiple
9.9x
9.5x
8.9x
8.6x
8.2x
9.8x
12.4x
Diversified Media Companies Average 2006/2007/2008
Content Management Companies Average 2006/2007/2008
Precedent Transactions Average

[1] *Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.*

Valuation of CKX

Valuation of CKX

Summary of Value

(figures in millions, except price per share)

	Market Multiple Approach		Selected Transaction Approach		Discounted Cash Flow Approach		Public Price Approach [1]	
	Low	High	Low	High	Low	High	Low	High
Enterprise Value [2]	**$1,080.0**	**$1,170.0**	**$1,010.0**	**$1,080.0**	**$1,280.0**	**$1,715.0**	**$980.0**	**$1,170.0**
Add: PV of License Agreements [3]	136.0	136.0	136.0	136.0	136.0	136.0	136.0	136.0
Add: 25% Interest in FXRE [4]	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Adjusted Enterprise Value	**$1,266.0**	**$1,356.0**	**$1,196.0**	**$1,266.0**	**$1,466.0**	**$1,901.0**	**$1,166.0**	**$1,356.0**
Add: Cash [5]	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4
Less: Debt [5]	103.2	103.2	103.2	103.2	103.2	103.2	103.2	103.2
Less: Minority Interest [6]	0.0	0.0	0.0	0.0	0.0	0.0	4.1	4.1
Less: Preferred Stock [5]	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8
Equity Value	$1,202.4	$1,292.4	$1,132.4	$1,202.4	$1,402.4	$1,837.4	$1,098.3	$1,288.3
Price per Share [7]	**$12.36**	**$13.28**	**$11.64**	**$12.36**	**$14.41**	**$18.88**	**$11.29**	**$13.24**
Offer Price [8]	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75

Footnotes:

(1) Enterprise value based on trading activity prior to June 1, 2007 announcement.
(2) CKX core operations and new initiatives.
(3) Based on the greater of minimum guarantees under the EPE License Agreement or the implied royalties to the Company based on financial projections for the Phase I development only of FX Luxury.
(4) Related to the remaining 25 percent interest in FXRE being distributed to CKX shareholders under the Revised Transaction terms. Based on the Company's initial investment of $100 million.
(5) As per the Company's latest unaudited financial statements as of 8/31/2007.
(6) Minority interest has been captured in other approaches through adjustments to representative levels.
(7) Based on 97.3 million fully diluted shares of CKX on Form 10-Q for the period ended June 30, 2007.
(8) Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.

Valuation of CKX

Market Multiple Methodology

Comparable Transaction Methodology

Discounted Cash Flow Approach

Public Price Approach

Market Multiple Methodology

Summary of Value

(figures in millions)

	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range		
NFY - 2007							
EBITDA	$67.5	14.0 x	--	15.0 x	$945.1	--	$1,012.6
NFY+1 - 2008							
EBITDA	$109.9	11.0 x	--	12.0 x	$1,209.2	--	$1,319.1
Median					$1,077.2	--	$1,165.9
Mean					$1,077.2	--	$1,165.9
Indicated Enterprise Value Range (Rounded)					**$1,080.0**	--	**$1,170.0**

Implied Multiples	Core Rep Level	Implied Multiple Range		
2007 EBITDA - Core	$67.5	16.0 x	--	17.3 x
2008 EBITDA - Core	$86.0	12.6 x	--	13.6 x

Market Multiple Methodology

Representative Levels

(figures in millions)

	2006 (1)	LTM 8/31/2007 (1)	Fiscal Year Ended December 31, 2007	2008	2009	2010	2011	2012
19E - Core Operations	$148.3	$176.1	$173.4	$172.4	$185.7	$202.5	$216.2	$236.3
19E - New Initiatives	0.2	0.1	-	26.5	53.7	88.4	134.1	179.8
Other Businesses - Core Operations	62.5	74.5	73.9	72.6	77.0	73.6	78.0	82.7
Other Businesses - New Initiatives	-	-	-	5.0	25.9	95.7	151.7	184.6
Reported Revenue - Total	**$211.0**	**$250.7**	**$247.3**	**$276.5**	**$342.4**	**$460.1**	**$580.0**	**$683.5**
Revenue Growth %	*74.9%*	*NA*	*17.7%*	*11.8%*	*23.8%*	*34.4%*	*26.1%*	*17.8%*
19E - Core Operations EBITDA (2)	$33.1	$43.1	$53.0	$67.6	$80.5	$94.9	$106.5	$123.0
19E - New Initiatives EBITDA	(1.6)	(0.5)	-	18.9	34.5	52.7	67.3	85.8
Other Businesses - Core Operations EBITDA	13.0	15.7	16.2	20.1	23.2	32.0	37.1	40.9
Other Businesses - New Initiatives EBITDA	-	-	-	5.0	25.9	83.8	134.9	165.2
Adjusted Corporate EBITDA - Total	**$44.5**	**$58.3**	**$69.2**	**$111.6**	**$164.2**	**$263.5**	**$345.8**	**$414.9**
EBITDA as % of Revenue	*21.1%*	*23.2%*	*28.0%*	*40.4%*	*47.9%*	*57.3%*	*59.6%*	*60.7%*
Less: Net Cash Minority Interest in EPE & MAE (3)	1.7	1.7	1.7	1.7	1.7	4.1	17.5	26.7
Adjusted Net Corporate EBITDA - Total	**$42.8**	**$56.6**	**$67.5**	**$109.9**	**$162.5**	**$259.5**	**$328.3**	**$388.2**

Footnotes:

(1) 2006 and LTM 8/31/2007 numbers include pro-forma financial information for MAE acquisition in 2006.

(2) Additional $0.9 million in EBITDA in 2007 related to equity income from Beckham affiliates.

(3) Per Company management, based on contractual minimums to minority shareholders in EPE and MAE.

Market Multiple Methodology

Comparable Company Metrics

(figures in millions, except price per share)

Content Management Companies	Market Value	Enterprise Value	LTM EBITDA Margin	1 Yr Rev Growth	2006 EV / Revenue	2006 EV / EBITDA	2007 [1] EV / Revenue	2007 [1] EV / EBITDA	2008 [1] EV / Revenue	2008 [1] EV / EBITDA
4 Kids Entertainment Inc.	$222.6	$117.0	-19.8%	13.1%	1.86 x	-9.4 x	NA	NA	3.25 x	NA
CKX Inc. (2)	1,134.6	1,260.7	21.6%	74.2%	5.46 x	25.3 x	5.16 x	20.8 x	4.78 x	16.3 x
Dic Entertainment Holdings Inc.	53.8	73.4	11.3%	30.6%	0.90 x	8.0 x	NA	NA	NA	NA
Marvel Entertainment, Inc.	1,939.1	2,027.7	51.4%	4.3%	4.71 x	9.2 x	4.72 x	8.2 x	3.96 x	9.8 x
Low	$53.8	$73.4	-19.8%	4.3%	0.90 x	8.0 x	4.72 x	8.2 x	3.25 x	9.8 x
High	$1,939.1	$2,027.7	51.4%	30.6%	4.71 x	9.2 x	4.72 x	8.2 x	3.96 x	9.8 x
Mean	$738.5	$739.4	14.3%	16.0%	2.49 x	8.6 x	4.72 x	8.2 x	3.60 x	9.8 x
Median	$222.6	$117.0	11.3%	13.1%	1.86 x	8.6 x	4.72 x	8.2 x	3.60 x	9.8 x

Diversified Media Companies	Market Value	Enterprise Value	LTM EBITDA Margin	1 Yr Rev Growth	2006 EV / Revenue	2006 EV / EBITDA	2007 [1] EV / Revenue	2007 [1] EV / EBITDA	2008 [1] EV / Revenue	2008 [1] EV / EBITDA
CBS Corporation	$22,952.0	$27,171.1	20.8%	74.2%	1.90 x	9.1 x	1.89 x	8.8 x	1.84 x	8.2 x
Lions Gate Entertainment Corp.	1,208.7	1,475.1	-0.1%	7.3%	1.47 x	NMF	1.29 x	NMF	1.21 x	31.1 x
News Corp.	67,963.9	73,373.9	22.2%	3.3%	2.56 x	11.5 x	2.40 x	12.1 x	2.28 x	10.9 x
Time Warner Inc.	68,488.2	107,983.2	27.3%	1.5%	2.36 x	8.6 x	2.31 x	8.1 x	2.22 x	7.6 x
Viacom, Inc.	26,055.2	32,943.7	25.5%	-9.9%	2.70 x	10.6 x	2.53 x	9.6 x	2.38 x	8.9 x
Walt Disney Co.	69,125.4	79,215.4	22.6%	19.3%	2.21 x	9.8 x	2.24 x	9.1 x	2.14 x	8.8 x
Low	$1,208.7	$1,475.1	-0.1%	-9.9%	1.47 x	8.6 x	1.29 x	8.1 x	1.21 x	7.6 x
High	$69,125.4	$107,983.2	27.3%	74.2%	2.70 x	11.5 x	2.53 x	12.1 x	2.38 x	10.9 x
Mean	$42,632.2	$53,693.7	19.7%	16.0%	2.20 x	9.9 x	2.11 x	9.5 x	2.01 x	8.9 x
Median	$47,009.5	$53,158.8	22.4%	5.3%	2.29 x	9.8 x	2.28 x	9.1 x	2.18 x	8.8 x

[1] *Calculated based upon analyst projections for the comparable companies.*

[2] *Forward multiples based on publicly available analyst estimates. LTM data as of 6/30/2007.*

Market Multiple Methodology

Risk Rankings

Size (Revenue, millions)	
Time Warner Inc.	$45,789.0
Walt Disney Co.	$35,770.0
News Corp.	$28,655.0
CBS Corporation	$14,294.4
Viacom, Inc.	$12,209.1
Lions Gate Entertainment Corp.	$1,003.0
Marvel Entertainment, Inc.	$430.3
CKX, Inc. (1)	**$250.7**
CKX Inc.	$230.8
Dic Entertainment Holdings Inc	$81.7
4 Kids Entertainment Inc.	$62.8

Size (Enterprise Value, millions)	
Time Warner Inc.	$107,983.2
Walt Disney Co.	$79,215.4
News Corp.	$73,373.9
Viacom, Inc.	$32,943.7
CBS Corporation	$27,171.1
Marvel Entertainment, Inc.	$2,027.7
Lions Gate Entertainment Corp.	$1,475.1
CKX Inc.	$1,260.7
4 Kids Entertainment Inc.	$117.0
Dic Entertainment Holdings Inc	$73.4

Historical Growth (2-Year Revenue)	
CKX Inc.	124.6%
CKX, Inc.	**124.6%**
Dic Entertainment Holdings Inc	22.7%
News Corp.	9.6%
Lions Gate Entertainment Corp.	8.0%
Walt Disney Co.	5.6%
Time Warner Inc.	3.9%
Viacom, Inc.	3.9%
CBS Corporation	0.6%
4 Kids Entertainment Inc.	-14.9%
Marvel Entertainment, Inc.	-17.2%

Historical Growth (1-Year Revenue)	
CKX Inc.	74.2%
CKX, Inc.	**74.2%**
Dic Entertainment Holdings Inc	30.6%
Viacom, Inc.	19.3%
News Corp.	13.1%
Walt Disney Co.	7.3%
Time Warner Inc.	4.3%
Lions Gate Entertainment Corp.	3.3%
CBS Corporation	1.5%
Marvel Entertainment, Inc.	-9.9%
4 Kids Entertainment Inc.	-10.9%

Projected Growth (1-Year Revenue)	
Marvel Entertainment, Inc.	22.2%
Lions Gate Entertainment Corp.	17.2%
CKX Inc. (3)	16.2%
Viacom, Inc.	13.5%
CKX, Inc. (2)	**13.2%**
News Corp.	6.7%
Time Warner Inc.	5.6%
Walt Disney Co.	3.2%
CBS Corporation	0.1%
4 Kids Entertainment Inc.	-100.0%
Dic Entertainment Holdings Inc	*NMF*

Historical Growth (2-Year EBITDA)	
CKX Inc.	106.6%
CKX, Inc.	**106.6%**
News Corp.	17.5%
Walt Disney Co.	14.7%
Viacom, Inc.	13.7%
Time Warner Inc.	12.3%
Dic Entertainment Holdings Inc	11.0%
CBS Corporation	-3.9%
Lions Gate Entertainment Corp.	-16.7%
Marvel Entertainment, Inc.	-24.4%
4 Kids Entertainment Inc.	*NMF*

Historical Growth (1-Year EBITDA)	
Lions Gate Entertainment Corp.	241.9%
CKX Inc.	211.4%
CKX, Inc.	**211.4%**
Walt Disney Co.	27.0%
Viacom, Inc.	22.5%
Time Warner Inc.	14.0%
News Corp.	13.0%
Dic Entertainment Holdings Inc	10.4%
CBS Corporation	-1.3%
Marvel Entertainment, Inc.	-27.8%
4 Kids Entertainment Inc.	*NMF*

Projected Growth (1-Year EBITDA)	
Marvel Entertainment, Inc.	97.6%
CKX, Inc. (2)	**81.1%**
CKX Inc. (3)	29.1%
Walt Disney Co.	26.5%
Time Warner Inc.	14.6%
Viacom, Inc.	5.9%
CBS Corporation	3.0%
News Corp.	-4.5%
Lions Gate Entertainment Corp.	*NMF*
4 Kids Entertainment Inc.	*NMF*
Dic Entertainment Holdings Inc	*NA*

Profitability (EBIT to Revenue)	
Marvel Entertainment, Inc.	48.7%
Viacom, Inc.	22.3%
News Corp.	19.2%
Walt Disney Co.	18.6%
Time Warner Inc.	18.2%
CBS Corporation	17.7%
CKX, Inc.	**12.6%**
CKX Inc.	12.2%
Dic Entertainment Holdings Inc	8.7%
Lions Gate Entertainment Corp.	-0.5%
4 Kids Entertainment Inc.	-21.4%

Profitability (EBITDA to Revenue)	
Marvel Entertainment, Inc.	51.4%
Time Warner Inc.	27.3%
CKX, Inc. (1)	**23.2%**
Viacom, Inc.	25.5%
Walt Disney Co.	22.6%
News Corp.	22.2%
CKX Inc.	21.6%
CBS Corporation	20.8%
Dic Entertainment Holdings Inc	11.3%
Lions Gate Entertainment Corp.	-0.1%
4 Kids Entertainment Inc.	-19.8%

Relative Depreciation (Depreciation to EBITDA)	
CKX, Inc.	**43.8%**
CKX Inc.	43.7%
Time Warner Inc.	33.5%
Dic Entertainment Holdings Inc	22.6%
Walt Disney Co.	17.9%
CBS Corporation	15.1%
News Corp.	13.8%
Viacom, Inc.	12.7%
Marvel Entertainment, Inc.	5.2%
Lions Gate Entertainment Corp.	*NMF*
4 Kids Entertainment Inc.	*NMF*

Internal Investment (Capital Expenditures to Revenue)	
Time Warner Inc.	9.7%
CKX Inc.	6.8%
CKX, Inc.	**5.1%**
News Corp.	4.6%
Walt Disney Co.	4.2%
CBS Corporation	3.4%
4 Kids Entertainment Inc.	2.3%
Dic Entertainment Holdings Inc	2.0%
Viacom, Inc.	1.8%
Lions Gate Entertainment Corp.	0.9%
Marvel Entertainment, Inc.	-0.1%

Liquidity (Current Ratio)	
4 Kids Entertainment Inc.	7.2
Dic Entertainment Holdings Inc	4.3
CKX Inc.	2.7
CKX, Inc.	**2.0**
News Corp.	2.1
CBS Corporation	1.7
Walt Disney Co.	1.1
Time Warner Inc.	0.9
Viacom, Inc.	0.9
Marvel Entertainment, Inc.	0.8
Lions Gate Entertainment Corp.	0.5

Leverage (Debt to EV)	
Time Warner Inc.	33.2%
Dic Entertainment Holdings Inc	31.6%
CBS Corporation	25.8%
Lions Gate Entertainment Corp.	22.0%
Viacom, Inc.	22.1%
Walt Disney Co.	17.3%
News Corp.	17.0%
CKX Inc.	10.7%
Marvel Entertainment, Inc.	6.6%
4 Kids Entertainment Inc.	0.0%

Footnotes:
(1) Includes pro forma financials for the acquisition of MAE. LTM as of 8/31/2007.
(2) Based on projections provided by management.
(3) Based on analyst estimates.

Valuation of CKX

Market Multiple Methodology
Comparable Transaction Methodology
Discounted Cash Flow Approach
Public Price Approach

Comparable Transaction Methodology

Summary of Value

(figures in millions)

	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range		
NFY - 2007							
EBITDA	$67.5	15.0 x	--	16.0 x	$1,012.6	--	$1,080.1
Median					$1,012.6	--	$1,080.1
Mean					$1,012.6	--	$1,080.1
Indicated Enterprise Value Range					**$1,010.0**	**--**	**$1,080.0**

Comparable Transaction Methodology

Precedent Transaction Analysis

(figures in millions)

Announced	Effective	Target	Target Business Description	Acquiror	EV	EV/ Revenue	EV/ EBITDA	LTM EBITDA Margin	1-Week Premium	1-Month Premium
3/29/2007	Pending	Image Entertainment Inc.	Engages in the acquisition, production, and distribution of content for release on DVD.	David Bergstein, an individual	$121.2	1.00x	NMF	NMF	37.9%	34.1%
3/5/2007	Pending	Topps Co., Inc.	The Topps Company, Inc. engages in the creation and marketing of confectionery and entertainment products.	Madison Dearborn Partners, LLC	303.9	0.97x	13.5x	6.5%	5.6%	-2.2%
6/1/2006	7/10/2006	Tiger Aspect Productions Ltd.	Operates as a television program production company in London.	TWI Interactive	48.2	0.98x	13.9x	7.0% (3)	NA	NA
3/17/2005	3/17/2005	19 Entertainment Ltd.	Creates and produces entertainment programs. The company offers programs, such as American Idol in the United States and Pop Idol in the United Kingdom.	CKx, Inc.	200.0 (2)	2.00x	10.0x (2)	10.0% (3)	NA	NA
12/16/2004	2/7/2005	Elvis Presley Enterprises, Inc.	Provides music publishing, licensing, production, and tourism services.	CKx, Inc.	105.0 (2)	3.10x	12.4x (2)	26.4% (3)	NA	NA

	EV	EV/ Revenue	EV/ EBITDA	LTM EBITDA Margin	1-Week Premium	1-Month Premium
Low	$48.2	0.97x	10.0x	6.5%	5.6%	-2.2%
High	$303.9	3.10x	13.9x	26.4%	37.9%	34.1%
Median	$121.2	1.00x	12.9x	8.5%	21.8%	16.0%
Mean	$155.7	1.61x	12.4x	12.5%	21.8%	16.0%

Footnotes:
Sources: Factset Mergerstat LLC, Capital IQ, Securities Data Company, analyst reports, news articles and public filings.
(1) Transaction study based on announced and completed, controlling interest acquisitions between $5.0 million and $10.0 billion. Transactions with announcements dates between 12/1/2004 and 5/18/2007 for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 4841, 4833, 6794, 7389, 7812, 7819 and 7319.
(2) Based on discussions with management. The transaction with Elvis Prelsey Enterprises includes approximately $5.0 million in transaction costs and represents an 85% interest.
(3) Based on the implied EBITDA margin reflected by the EV and EV/EBITDA multiple.
EV - Enterprise Value.
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

Valuation of CKX

Market Multiple Methodology
Comparable Transaction Methodology
Discounted Cash Flow Approach
Public Price Approach

Discounted Cash Flow Approach

Summary of Value

(figures in millions)

Segment Discounted Cash Flow Summary	Indicated Enterprise Value Range		
19 Entertainment (Core Operations) [1]	$600.0	--	$715.0
19 Entertainment (New Initiatives)	$220.0	--	$315.0
Other CKx Divisions (Core Operations) [1]	$190.0	--	$225.0
Other CKx Divisions (New Initiatives)	$270.0	--	$460.0
Implied Enterprise Value Range (rounded)	**$1,280.0**	--	**$1,715.0**

[1] *Corporate overhead was allocated between the two core segments based on a percentage of revenue.*

Discounted Cash Flow Approach

19 Entertainment (Core Operations)

(figures in millions)

	Projected FYE December 31,					
	2007 (1)	2008	2009	2010	2011	2012
Revenue	$43.3	$172.4	$185.7	$202.5	$216.2	$236.3
Revenue Growth %	*NA*	*297.6%*	*7.8%*	*9.0%*	*6.8%*	*9.3%*
Less: Cost of Goods Sold	18.9	78.3	79.2	82.6	86.5	82.5
Less: Selling, General & Administrative (2)	9.2	29.9	27.9	26.0	24.0	23.0
Less: Corporate Expense (3)	3.2	13.2	13.8	14.9	15.5	16.3
Less: Non-Cash Compensation Expense	-	-	-	-	-	-
Add: Adjustments (Equity Earnings - Beckham)	0.2	3.1	3.7	4.4	5.1	5.7
Adjusted EBIT	**$12.3**	**$54.0**	**$68.6**	**$83.4**	**$95.2**	**$120.3**
EBIT Margin %	*28.5%*	*31.3%*	*36.9%*	*41.2%*	*44.1%*	*50.9%*
Add: Option Expense	-	-	-	-	-	-
Adjusted EBITO	12.3	54.0	68.6	83.4	95.2	120.3
Less: Taxes	4.9	21.6	27.4	33.3	38.1	48.1
Debt-Free Earnings	**$7.4**	**$32.4**	**$41.1**	**$50.0**	**$57.1**	**$72.2**
Less: Capital Expenditures (4)	(0.1)	(0.4)	(0.4)	(0.5)	(0.5)	(0.5)
Less: Working Capital Requirements (5)	-	-	-	-	-	-
Add: Depreciation and Amortization (4)	3.6	13.5	11.9	11.5	11.3	2.7
Total Net Investment	$3.5	$13.1	$11.5	$11.1	$10.8	$2.2
Net Debt-Free Cash Flows	**$11.0**	**$45.5**	**$52.7**	**$61.1**	**$67.9**	**$74.4**
Discount Period	0.13	0.75	1.75	2.75	3.75	4.75
Discount Factor @ 13.0%	0.98	0.91	0.81	0.71	0.63	0.56
Present Value of Net Debt-Free Cash Flows	**$10.8**	**$41.5**	**$42.5**	**$43.6**	**$43.0**	**$41.6**

DCF Assumptions	
Discount Rate	13.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2013 Cash Flow (3.0% Growth Rate)	$76.6
Gordon Growth Rate	3.0%
Terminal Value	**$766.2**
Discount Period	4.75
Discount Factor @ 13.0%	0.56
PV of Terminal Value	**$428.8**

Distribution of Value	
Period Cash Flow	34.2%
Terminal Cash Flow	65.8%
Total	100.0%

Implied Analyses	
LTM EBITDA Multiple	19.8x
NFY EBITDA Multiple	10.3x
Implied Terminal Multiple	6.2x

Sensitivity Analysis: Enterprise Value

		Gordon Growth Rate				
		2.0%	2.5%	3.0%	3.5%	4.0%
Discount Rate	12.0%	$671.3	$696.9	$725.3	$757.1	$792.9
	12.5%	$638.7	$661.5	$686.6	$714.6	$745.9
	13.0%	$609.1	$629.5	$651.8	$676.6	$704.1
	13.5%	$582.1	$600.4	$620.4	$642.4	$666.8
	14.0%	$557.3	$573.8	$591.8	$611.5	$633.2

Indicated Enterprise Value (Rounded)	$600.0	--	$715.0

Footnotes:
(1) Based on 3 month stub period.
(2) Excludes corporate overhead.
(3) Corporate overhead was allocated to the 19E core segment based on its revenue as a percentage of total core revenue.
(4) Based on management projections.
(5) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach

19 Entertainment (New Initiatives)

(figures in millions)

	Projected FYE December 31,					
	2007 (1)	2008	2009	2010	2011	2012
Revenue	$0.0	$26.5	$53.7	$88.4	$134.1	$179.8
Revenue Growth %	*NA*	*NMF*	*102.5%*	*64.6%*	*51.7%*	*34.1%*
Less: Cost of Goods Sold	-	3.0	11.1	24.3	51.9	76.6
Less: Selling, General & Administrative [2]	-	4.6	8.1	11.4	14.9	17.5
Less: Corporate Expense	-	-	-	-	-	-
Less: Non-Cash Compensation Expense	-	-	-	-	-	-
Add: Adjustments	-	-	-	-	-	-
Adjusted EBIT	**$0.0**	**$18.9**	**$34.5**	**$52.7**	**$67.3**	**$85.8**
EBIT Margin %	*NA*	*71.4%*	*64.3%*	*59.7%*	*50.2%*	*47.7%*
Add: Option Expense	-	-	-	-	-	-
Adjusted EBITO	-	18.9	34.5	52.7	67.3	85.8
Less: Taxes	-	7.6	13.8	21.1	26.9	34.3
Debt-Free Earnings	**$0.0**	**$11.4**	**$20.7**	**$31.6**	**$40.4**	**$51.5**
Less: Capital Expenditures [3]	-	-	-	-	-	-
Less: Working Capital Requirements [4]	-	-	-	-	-	-
Add: Depreciation and Amortization [3]	-	-	-	-	-	-
Total Net Investment	-	-	-	-	-	-
Net Debt-Free Cash Flows	**$0.0**	**$11.4**	**$20.7**	**$31.6**	**$40.4**	**$51.5**
Discount Period	0.13	0.75	1.75	2.75	3.75	4.75
Discount Factor @ 19.0%	0.98	0.88	0.74	0.62	0.52	0.44
Present Value of Net Debt-Free Cash Flows	**$0.0**	**$10.0**	**$15.3**	**$19.6**	**$21.0**	**$22.5**

DCF Assumptions	
Discount Rate	19.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2013 Cash Flow (5.0% Growth Rate)	$54.0
Gordon Growth Rate	5.0%
Terminal Value	**$385.9**
Discount Period	4.75
Discount Factor @ 19.0%	0.44
PV of Terminal Value	**$168.9**

Distribution of Value	
Period Cash Flow	34.4%
Terminal Cash Flow	65.6%
Total	100.0%

Implied Analyses	
LTM EBITDA Multiple	NA
NFY EBITDA Multiple	NA
Implied Terminal Multiple	4.5x

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate 4.0%	4.5%	5.0%	5.5%	6.0%
15.0%	$348.9	$362.0	$376.6	$392.6	$410.4
17.0%	$288.5	$297.3	$306.8	$317.1	$328.4
19.0%	$244.5	$250.7	$257.3	$264.4	$272.0
21.0%	$211.3	$215.7	$220.5	$225.6	$231.0
23.0%	$185.2	$188.6	$192.1	$195.9	$199.9

Indicated Enterprise Value (Rounded)	**$220.0**	--	**$315.0**

Footnotes:
(1) Based on 3 month stub period.
(2) Excludes corporate overhead.
(3) Based on management projections.
(4) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach

OTHER CKX DIVISIONS (CORE OPERATIONS)

(figures in millions)

	Projected FYE December 31,					
	2007 (1)	2008	2009	2010	2011	2012
Revenue	$18.5	$72.6	$77.0	$73.6	$78.0	$82.7
Revenue Growth %	*NA*	*293.3%*	*6.0%*	*-4.4%*	*6.0%*	*6.1%*
Less: Cost of Goods Sold	11.0	44.3	44.1	36.0	35.3	36.2
Less: Selling, General & Administrative (2)	2.6	9.6	10.0	5.6	4.7	4.7
Less: Minority Interest in EPE and MAE	0.4	1.7	1.5	2.0	6.7	9.5
Less: Corporate Expense (3)	1.3	5.6	5.7	5.4	5.6	5.7
Add: Adjustments	-	-	-	-	-	-
Adjusted EBIT	**$3.1**	**$11.5**	**$15.8**	**$24.6**	**$25.6**	**$26.7**
EBIT Margin %	*17.0%*	*15.8%*	*20.5%*	*33.4%*	*32.9%*	*32.2%*
Add: Option Expense	0.3	5.6	5.7	5.4	5.6	5.7
Adjusted EBITO	3.5	17.0	21.5	30.0	31.2	32.4
Less: Taxes	1.4	6.8	8.6	12.0	12.5	12.9
Debt-Free Earnings	**$2.1**	**$10.2**	**$12.9**	**$18.0**	**$18.7**	**$19.4**
Less: Capital Expenditures (4)	(0.4)	(1.2)	(1.2)	(1.3)	(1.4)	(1.4)
Less: Working Capital Requirements (5)	-	-	-	-	-	-
Add: Depreciation and Amortization (4)	1.9	7.0	6.0	5.5	4.8	4.7
Total Net Investment	$1.6	$5.8	$4.7	$4.2	$3.4	$3.3
Net Debt-Free Cash Flows	**$3.7**	**$16.0**	**$17.6**	**$22.2**	**$22.1**	**$22.7**
Discount Period	0.13	0.75	1.75	2.75	3.75	4.75
Discount Factor @ 13.0%	0.98	0.91	0.81	0.71	0.63	0.56
Present Value of Net Debt-Free Cash Flows	**$3.6**	**$14.6**	**$14.2**	**$15.9**	**$14.0**	**$12.7**

DCF Assumptions	
Discount Rate	13.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2013 Cash Flow (3.0% Growth Rate)	$23.4
Gordon Growth Rate	3.0%
Terminal Value	**$234.0**
Discount Period	4.75
Discount Factor @ 13.0%	0.56
PV of Terminal Value	**$130.9**

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate 2.0%	2.5%	3.0%	3.5%	4.0%
12.0%	$212.0	$219.8	$228.5	$238.2	$249.2
12.5%	$202.0	$209.0	$216.7	$225.2	$234.7
13.0%	$192.9	$199.1	$206.0	$213.5	$221.9
13.5%	$184.6	$190.2	$196.3	$203.0	$210.5
14.0%	$177.0	$182.0	$187.5	$193.5	$200.1

Indicated Enterprise Value (Rounded)	**$190.0**	--	**$225.0**

Distribution of Value	
Period Cash Flow	36.4%
Terminal Cash Flow	63.6%
Total	100.0%

Implied Analyses	
LTM EBITDA Multiple	18.4x
NFY EBITDA Multiple	10.2x
Implied Terminal Multiple	7.5x

Footnotes:
(1) Based on 3 month stub period.
(2) Excludes corporate overhead.
(3) Corporate overhead was allocated to the 19E core segment based on its revenue as a percentage of total core revenue.
(4) Based on management projections.
(5) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach

Other CKX Divisions (New Initiatives)

(figures in millions)

	Projected FYE December 31,					
	2007 (1)	2008	2009	2010	2011	2012
Revenue	$0.0	$5.0	$25.9	$95.7	$151.7	$184.6
Revenue Growth %	*NA*	*NA*	*418.9%*	*268.7%*	*58.6%*	*21.7%*
Less: Cost of Goods Sold	-	0.1	6.1	28.2	41.3	49.1
Less: Selling, General & Administrative (2)	-	-	-	4.8	6.1	6.5
Less: Minority Interest in EPE and MAE	-	-	0.2	2.1	10.8	17.2
Less: Non-Cash Compensation Expense	-	-	-	-	-	-
Add: Adjustments	-	-	-	-	-	-
Adjusted EBIT	**$0.0**	**$4.9**	**$19.6**	**$60.6**	**$93.6**	**$111.8**
EBIT Margin %	*NA*	*98.0%*	*75.5%*	*63.3%*	*61.7%*	*60.6%*
Add: Option Expense	-	-	-	-	-	-
Adjusted EBITO	-	4.9	19.6	60.6	93.6	111.8
Less: Taxes	-	2.0	7.8	24.2	37.4	44.7
Debt-Free Earnings	**$0.0**	**$2.9**	**$11.7**	**$36.3**	**$56.1**	**$67.1**
Less: Capital Expenditures (3)	(2.3)	(30.0)	(74.0)	(37.5)	(23.7)	(3.7)
Less: Working Capital Requirements (4)	-	-	-	-	-	-
Add: Depreciation and Amortization (3)	-	0.1	6.1	21.2	30.6	36.2
Total Net Investment	(2.3)	(29.9)	(67.9)	(16.3)	$6.8	$32.5
Net Debt-Free Cash Flows	**($2.3)**	**($27.0)**	**($56.1)**	**$20.0**	**$63.0**	**$99.6**
Discount Period	0.13	0.75	1.75	2.75	3.75	4.75
Discount Factor @ 19.0%	0.98	0.88	0.74	0.62	0.52	0.44
Present Value of Net Debt-Free Cash Flows	**($2.2)**	**($23.7)**	**($41.4)**	**$12.4**	**$32.8**	**$43.6**

DCF Assumptions	
Discount Rate	19.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2013 Cash Flow (5.0% Growth Rate)	$104.5
Gordon Growth Rate	5.0%
Terminal Value	**$746.7**
Discount Period	4.75
Discount Factor @ 19.0%	0.44
PV of Terminal Value	**$326.8**

Distribution of Value	
Period Cash Flow	6.2%
Terminal Cash Flow	93.8%
Total	100.0%

Implied Analyses	
LTM EBITDA Multiple	NA
NFY EBITDA Multiple	NA
Implied Terminal Multiple	5.0x

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate 4.0%	4.5%	5.0%	5.5%	6.0%
15.0%	$516.4	$541.9	$570.0	$601.0	$635.5
17.0%	$404.2	$421.2	$439.6	$459.6	$481.5
19.0%	$323.7	$335.6	$348.3	$362.1	$376.8
21.0%	$263.5	$272.1	$281.4	$291.2	$301.7
23.0%	$217.1	$223.6	$230.5	$237.7	$245.4

Indicated Enterprise Value (Rounded)	$270.0	--	$460.0

Footnotes:
(1) Based on 3 month stub period.
(2) Excludes corporate overhead.
(3) Based on management projections.
(4) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach

Weighted Average Cost of Capital

(figures in millions)

	Debt	Preferred Stock	Market Value of Equity	Total Capitalization	Debt to Equity	Debt to Total Capitalization	Preferred to Total Capitalization	Equity to Total Capitalization
CBS Corporation	$7,015.3	$0.0	$22,952.0	$29,967.3	30.6%	23.4%	0.0%	76.6%
CKX Inc.	134.7	0.0	1,134.6	1,269.3	11.9%	10.6%	0.0%	89.4%
Dic Entertainment Holdings Inc.	23.2	0.0	53.8	77.1	43.1%	30.1%	0.0%	69.9%
Walt Disney Co.	12,352.0	0.0	69,125.4	81,477.4	17.9%	15.2%	0.0%	84.8%
4 Kids Entertainment Inc.	0.0	0.0	222.6	222.6	0.0%	0.0%	0.0%	100.0%
Lions Gate Entertainment Corp.	325.0	0.0	1,208.7	1,533.7	26.9%	21.2%	0.0%	78.8%
Marvel Entertainment, Inc.	133.2	0.0	1,939.1	2,072.3	6.9%	6.4%	0.0%	93.6%
News Corp.	12,502.0	0.0	67,963.9	80,465.9	18.4%	15.5%	0.0%	84.5%
Time Warner Inc.	35,899.0	0.0	68,488.2	104,387.2	52.4%	34.4%	0.0%	65.6%
Viacom, Inc.	7,275.8	0.0	26,055.2	33,331.0	27.9%	21.8%	0.0%	78.2%
Median	$3,670.2	$0.0	$12,445.6	$16,019.8	22.6%	18.4%	0.0%	81.6%
Mean	$7,566.0	$0.0	$25,914.4	$33,480.4	23.6%	17.9%	0.0%	82.1%

	Levered Beta	Unlevered Beta	Equity Risk Premium (1)	Size Risk Premium (1)	Cost of Equity	Cost of Debt	Cost of Preferred	WACC
CBS Corporation	0.90	0.76	6.40%	-0.37%	10.3%	7.1%	0.0%	8.9%
CKX Inc.	1.68	1.57	6.40%	1.67%	17.4%	7.3%	0.0%	16.0%
Dic Entertainment Holdings Inc.	0.80	0.63	6.40%	6.36%	16.4%	8.5%	0.0%	13.0%
Walt Disney Co.	0.72	0.65	6.40%	-0.37%	9.2%	5.2%	0.0%	8.3%
4 Kids Entertainment Inc.	0.31	0.31	6.40%	6.36%	13.3%	0.0%	0.0%	13.3%
Lions Gate Entertainment Corp.	1.02	0.88	6.40%	1.67%	13.2%	3.4%	0.0%	10.8%
Marvel Entertainment, Inc.	1.02	0.98	6.40%	1.49%	13.0%	6.8%	0.0%	12.4%
News Corp.	0.84	0.75	6.40%	-0.37%	9.9%	6.8%	0.0%	9.0%
Time Warner Inc.	0.66	0.51	6.40%	-0.37%	8.8%	6.5%	0.0%	7.1%
Viacom, Inc.	0.99	0.85	6.40%	-0.37%	10.9%	6.3%	0.0%	9.4%
Median	0.90	0.76			11.9%	6.6%	0.0%	10.1%
Mean	0.96	0.84			12.2%	5.8%	0.0%	10.8%

Footnotes:
Excluded from the range.
Sources: Capital IQ and Bloomberg.
Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1- Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value)
+ (Cost of Preferred * Preferred to Enterprise Value).
Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium.
Risk Free Rate as of September 25, 2007.
(1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2006 Yearbook, pp. 140, 142, 166 and 174.

Discounted Cash Flow Approach

Weighted Average Cost of Capital (continued)

Market Assumptions	
20-Year Treasury Bond Yield	4.94%
Equity Risk Premium [1]	6.40%
Size Risk Premium [1]	2.33%
Company Specific Risk Premium	0.00%
Tax Rate	40.00%

Beta Assumptions	
Company Specific Decile Beta	1.28
Selected Unlevered Beta	0.84
Levered Beta	0.96

Capital Structure Assumptions	
Preferred to Enterprise Value	0.0%
Debt to Enterprise Value	18.4%
Equity to Enterprise Value	81.6%
Cost of Debt	6.6%
Cost of Preferred	0.0%
Cost of Equity	13.4%

Indicated Weighted Average Cost of Capital (rounded)	12.0%
Concluded Weighted Average Cost of Capital - Core Businesses	13.0%
Concluded Weighted Average Cost of Capital - Non-Core Businesses [2]	19.0%

Footnotes:
Source: Capital IQ and Bloomberg.
Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1- Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value).
Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium + Company Specific Risk Premium.
Company Specific Risk Premium is used to adjust for issues such as key man risk, supplier or key customer risk, etc.
Risk Free Rate as of September 25, 2007.
(1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2006 Yearbook, pp. 140, 142, 166 and 174.
(2) Calculated including 7.5 percent company specific risk premim to reflect execution risk of developing new revenue streams and business lines.

Valuation of CKX

Market Multiple Methodology
Comparable Transaction Methodology
Discounted Cash Flow Approach
Public Price Approach

Public Price Approach

Summary of Value

(figures in millions, except price per share)

	Post-Announcement			Pre-Announcement			
	Low		High		Low		High
Closing Stock Price as of 9/25/2007		$11.66		Closing Stock Price as 5/31/2007		$10.63	
5-Day Range	$11.58	--	$12.12	5-Day Range	$10.25	--	$10.70
30-Day Range	10.59	--	13.15	30-Day Range	10.00	--	11.65
90-Day Range	0.00	--	14.44	90-Day Range	10.00	--	13.73
Price per Share Range (Rounded)	7.40	--	13.20	**Price per Share Range (Roundec**	10.10	--	12.00
Market Value of Equity [1]	$720.1	--	$1,284.4	Market Value of Equity [1]	$982.8	--	$1,167.7
Add: Net Debt [2]	40.7	--	40.7	Add: Net Debt [2]	(26.9)	--	(26.9)
Add: Minority Interest [2]	4.1	--	4.1	Add: Minority Interest [2]	3.7	--	3.7
Add: Preferred Stock [2]	22.8	--	22.8	Add: Preferred Stock [2]	22.8	--	22.8
Enterprise Value (Rounded)	**$790.0**	--	**$1,350.0**	**Enterprise Value (Rounded)**	**$980.0**	--	**$1,170.0**

Footnotes:

(1) Based on 97.3 million shares outstanding per the Company's latest 6/30/2007 quarterly report on Form 10-Q.

(2) Post announcement data per the Company's latest unaudited financial statements as of 8/31/2007. Pre announcement data per the Company's 3/31/2007 report on Form 10-Q.

Public Price Approach

Trading Snapshot

(figures in millions, except per share data)

Public Market Enterprise Value - Post Announcement

52-week High	$15.34
52-week Low	$10.00

90-day Average Daily Trading Volume	0.44
Equity Analyst Coverage	3

Fully Diluted Shares Outstanding (1)	97.3
Stock Price (2)	$11.66
Market Value of Equity	**$1,134.6**
Add: Total Debt (1)	103.2
Add: Preferred Stock (1)	22.8
Add: Minority Interest (1)	4.1
Less: Cash (1)	62.4
Public Market Enterprise Value (rounded)	**$1,200.0**

Total Public Float	39.2
% of Total Basic Shares Outstanding (3)	40.4%
Institutional Holdings (3)	
% of Total Shares Outstanding	50.6%
% of Total Public Float	125.5%

Public Market Enterprise Value - Pre-Announcement

52-week High	$14.48
52-week Low	$8.77

90-day Average Daily Trading Volume	0.23
Equity Analyst Coverage	3

Fully Diluted Shares Outstanding (4)	97.3
Stock Price (5)	$10.63
Market Value of Equity	**$1,034.3**
Add: Total Debt (4)	3.3
Add: Preferred Stock (4)	22.8
Add: Minority Interest (4)	3.7
Less: Cash (4)	30.1
Public Market Enterprise Value (rounded)	**$1,030.0**

Total Public Float	39.2
% of Total Basic Shares Outstanding (3)	40.4%
Institutional Holdings (3)	
% of Total Shares Outstanding	30.4%
% of Total Public Float	75.4%

---

[1] *As per the Company's unaudited financial statements as of 8/31/2007.*
[2] *Stock price as of 9/25/2007.*
[3] *Source: CapitalIQ*
[4] *As per the Company quarterly report on for 10-Q as of 3/31/2007.*
[5] *Stock price as of 5/31/2007.*

Public Price Approach

Ownership Summary

Institutional Ownership		
Holder Name	**Total Shares**	**% Outstanding**
W. R. Huff Asset Management	14,012,213	14.4%
BlackRock Advisors, Inc.	5,126,304	5.3%
Och-Ziff Capital Management LP	4,750,547	4.9%
Fidelity Management & Research	2,908,835	3.0%
Perry Capital, LLC	2,900,000	3.0%
Other Institutional Holders	19,582,592	20.1%
Total Institutional Ownership	**49,280,491**	**50.7%**
Insider Ownership		
Robert Sillerman	33,373,661	34.3%
Mitchell J Slater	3,096,403	3.2%
Howard J Tytel	2,665,494	2.7%
Michael G Ferrel	2,402,203	2.5%
Simon Fuller	1,507,315	1.6%
Thomas P Benson	1,390,780	1.4%
Other Insiders	597,786	0.6%
Total Insider Ownership	**45,033,642**	**46.3%**
Other Shareholders	**2,900,033**	**3.0%**
Total Basic Shares	**97,214,166**	**100.0%**

Public Price Approach

Public Company Share Price Summary

(figures in millions, except price per share)

	CKX Inc.	CBS Corporation	Dic Entertainment Holdings Inc.	Walt Disney Co.	4 Kids Entertainment Inc.	Lions Gate Entertainment Corp.	Marvel Entertainment, Inc.	News Corp.	Time Warner Inc.	Viacom, Inc.	Average	Median
Exchange	NasdaqNM	NYSE	AIM	NYSE	NYSE	NYSE	NYSE	NYSE	NYSE	NYSE		
Ticker Symbol	CKXE	CBS.A	DEKE	DIS	KDE	LGF	MVL	NWS.A	TWX	VIA.B		
Total Shares Outstanding	97.3	744.2	42.9	2,028.9	13.2	119.2	84.1	3,149.4	3,779.7	688.0	1,074.7	403.6
Stock Price as of 9/25/2007	$11.66	$30.84	$1.25	$34.07	$16.85	$10.14	$23.06	$21.58	$18.12	$37.87	$20.54	$19.85
Market Value of Equity	$1,134.6	$22,952.0	$53.8	$69,125.4	$222.6	$1,208.7	$1,939.1	$67,963.9	$68,488.2	$26,055.2	$25,914.4	$12,445.6
Total Public Float (MM)	39.3	NA	NA	2,028.5	12.2	98.6	59.8	2,297.8	3,732.5	605.2	1,109.2	79.2
% of Total Shares Outstanding	40.4%	NA	NA	100.0%	92.0%	82.7%	71.1%	73.0%	98.8%	88.0%	80.7%	77.8%
Institutional Holdings (MM)	49.3	571.2	0.0	1,341.6	8.8	110.7	68.6	1,748.3	3,037.1	495.6	743.1	303.2
% of Total Shares Outstanding	50.6%	76.7%	0.0%	66.1%	66.6%	92.9%	81.6%	55.5%	80.4%	72.0%	64.3%	69.3%
% of Total Public Float	125.5%	NA	NA	66.1%	72.5%	112.3%	114.7%	76.1%	81.4%	81.9%	91.3%	78.7%
Average Weekly Trading Volume (MM)	0.44	0.13	0.00	11.40	0.06	0.72	0.64	7.87	31.07	2.61	5.47	0.68
% of Total Shares Outstanding	0.4%	0.0%	0.0%	0.6%	0.5%	0.6%	0.8%	0.2%	0.8%	0.4%	0.4%	0.4%
% of Total Public Float	1.1%	NA	NA	0.6%	0.5%	0.7%	1.1%	0.3%	0.8%	0.4%	0.6%	0.5%
Average Daily Trading Volume (MM)	0.05	0.36	0.00	5.56	0.02	0.59	0.29	3.68	16.96	1.08	2.86	0.47
Implied Daily Liquidity ($MM) (Avg. Daily Volume x Current Price)	$0.5	$11.0	$0.0	$189.4	$0.3	$6.0	$6.6	$79.5	$307.2	$40.8	$64.1	$8.8

Source: CapitalIQ & Bloomberg.

Public Price Approach

Analyst Estimates – Pre Announcement

Analyst	Date of Report	Opening Price on Date of Report	Target Price	View	2007E EPS	2008E EPS	2007E P/E	2008E P/E	2007E EV / EBITDA	2008E EV / EBITDA	2007E Revenue ($MM)	2008E Revenue ($MM)	2007E EBITDA ($MM)	2008E EBITDA ($MM)
Bear Stearns	23-Feb-07	$13.79	NA	Peer Perform	$0.21	$0.28	65.7x	49.3x	22.4x	19.4x	$224.1	$238.7	$61.3	$70.9
Cathay Financial	5-Mar-07	$12.11	$18.00	Outperform	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Craig Hallum	5-Feb-07	$12.80	$20.00	Buy	$0.18	$0.28	70.8x	45.5x	21.5x	15.9x	$241.0	$285.7	$61.9	$83.6
High		$13.79	$20.00		$0.21	$0.28	70.8x	49.3x	22.4x	19.4x	$241.0	$285.7	$61.9	$83.6
Low		$12.11	$18.00		$0.18	$0.28	65.7x	45.5x	21.5x	15.9x	$224.1	$238.7	$61.3	$70.9
Median		$12.80	$19.00		$0.20	$0.28	68.3x	47.4x	22.0x	17.7x	$232.6	$262.2	$61.6	$77.3
Mean		$12.90	$19.00		$0.20	$0.28	68.3x	47.4x	22.0x	17.7x	$232.6	$262.2	$61.6	$77.3
CKX, Inc. Projections (1)									18.5x	11.8x	$238.0	$276.5	$72.3	$113.8
Deviation from Mean Analyst Projections											2.4%	5.5%	17.3%	47.4%

Footnotes:
(1) Based on offer price of $13.75 per share.

Public Price Approach

Analyst Estimates – Pre Announcement

Analyst	Date of Report	Price on Date of Report	View	Target Price	Commentary
Craig-Hallum	2-Apr-07	$11.07	Buy	$20.00	"The recent activity of the stock may not reflect it, but our sense is that CKX had a relatively decent first quarter. 19 Entertainment is drawing most of the focus, and rightly so given the seasonality of the businesses and mindshare of American Idol as the season progresses and contestant numbers dwindle, but we believe the Presley Business and Muhammad Ali Business likely displayed strong performance as well."
Cathay Financial	5-Mar-07	$12.03	Outperform	$18.00	"The attractiveness of CKXE shares depends on the investor's conviction in management's ability to identify and exploit incremental growth vehicles. If CKXE can execute on current plans, but no longer find value creation opportunities, then shares of CKXE are currently fairly valued. However, we believe that management can continue to create value and we conclude that the stock is cheap, even using our conservative estimates. Accordingly, we assign an Outperform rating."
Bear Stearns	10-May-07	$11.29	Peer Perform	NA	"While we applaud CKX's creativity in devising new ways to profit from existing content, we would also note that some of these new initiatives are unproven (i.e., telephony revenues) and therefore lack visibility. At 18.4x this year and 15.8x next year's EBITDA, the stock reflects significant growth, and successful execution, both on new business initiatives as well as on the acquisition front. We are not prepared to give the company credit for potential acquisitions or investments that have not been clarified. Clarification of internal investment opportunities or acquisitions could improve our view."

CKX

Public Price Approach

Analyst Estimates – Post Announcement

Analyst	Date of Report	Opening Price on Date of Report	Target Price	View	2007E EPS	2008E EPS	2007E P/E	2008E P/E	2007E EV / EBITDA	2008E EV / EBITDA	2007E Revenue ($MM)	2008E Revenue ($MM)	2007E EBITDA ($MM)	2008E EBITDA ($MM)
Bear Stearns	15-Aug-07	$11.22	NA	Peer Perform	$0.10	$0.30	112.2x	37.4x	17.5x	15.6x	$248.8	$264.0	$63.1	$77.3
Craig Hallum [1]	27-Aug-07	$11.83	$14.75	Buy	$0.13	$0.29	91.0x	40.8x	22.3x	15.9x	$244.3	$290.2	$60.6	$84.9
High		$11.83	$14.75		$0.13	$0.30	112.2x	40.8x	22.3x	15.9x	$248.8	$290.2	$63.1	$84.9
Low		$11.22	$14.75		$0.10	$0.29	91.0x	37.4x	17.5x	15.6x	$244.3	$264.0	$60.6	$77.3
Median		$11.53	$14.75		$0.12	$0.30	101.6x	39.1x	19.9x	15.8x	$246.6	$277.1	$61.9	$81.1
Mean		$11.53	$14.75		$0.12	$0.30	101.6x	39.1x	19.9x	15.8x	$246.6	$277.1	$61.9	$81.1
CKX, Inc. Projections [2]									20.9x	12.8x	$247.3	$276.5	$67.5	$109.9
Deviation from Mean Analyst Projections											0.3%	-0.2%	9.1%	35.5%

Footnotes:
(1) EV/EBITDA multiples for 2007E and 2008E calculated using an enterprise value based on the buyout amount of 1.35 billion.
(2) Based on offer price of $13.75 per share.

Public Price Approach

Analyst Estimates – Post Announcement

Analyst	Date of Report	Price on Date of Report	View	Target Price	Commentary
Craig-Hallum	27-Aug-07	$11.83	Buy	$14.75	"If management really wants to get this deal done it most likely could by contributing more equity. Mr. Sillerman could add another $260 million in equity just by kicking in more of his CKX stock and could self fund a considerable amount of additional equity out of his personal funds if necessary as well. Collectively, if Sillerman and CKX's management, along with Huff, rolled over their entire equity position, the company would have $811 million in equity (59 million shares at $13.75) leaving as little as $622 million in debt to be funded ($1.35 billion cash plus $100 million in debt)."
Bear Stearns	15-Aug-07	$11.22	Peer Perform	NA	"With CKX trading at a 20% discount to its takeout price, we believe the market is placing a low probability on CKX receiving financing commitments by late September to go private. We see upside of 22%-26% (or 50% annualized) with a deal ($13.75-$14.15), and downside of 7%-20% ($9.00-$10.50) if no deal is struck. We believe the company is considering changing the debt/equity ratio, in order to reduce the leverage of the entity upon going private."

Valuation of License Agreements

Valuation of License Agreements

LICENSING TRANSACTION MINIMUM GUARANTEES/ROYALTIES VALUATION SUMMARY

(figures in millions)

Segment Discounted Cash Flow Summary	Indicated Value Range		
Minimum Guarantees/Royalties - EPE (1)	$135.0	--	$160.0
Percentage Allocated to the Company @ 85%	114.8	--	136.0
Minimum Guarantees - MAE	$12.0	--	$15.0
Percentage Allocated to the Company @ 80%	9.6	--	12.0
Indicated Value Range (rounded)	**$124.0**	**--**	**$148.0**
Selected Value (rounded)		**$136.0**	

[1] *Based on the greater of minimum guarantees under the EPE License Agreement or the implied royalties to the Company based on financial projections for the Phase I development only of FX Luxury.*

Valuation of License Agreements

Discounted Cash Flow Valuation – EPE[1]

(figures in millions)

	Projected FYE December 31,									
	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Revenue	$0.0	$9.0	$9.0	$9.0	$30.3	$32.1	$34.2	$35.1	$36.0	$37.0
Revenue Growth %	*NA*	*NA*	*0.0%*	*0.0%*	*236.3%*	*6.0%*	*6.5%*	*2.7%*	*2.7%*	*2.7%*
Add: Adjustments	-	-	-	-	-	-	-	-	-	-
Adjusted EBIT	$0.0	$9.0	$9.0	$9.0	$30.3	$32.1	$34.2	$35.1	$36.0	$37.0
EBIT Margin %	*NA*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
Less: Taxes	-	3.6	3.6	3.6	12.1	12.8	13.7	14.0	14.4	14.8
Debt-Free Earnings	$0.0	$5.4	$5.4	$5.4	$18.2	$19.2	$20.5	$21.0	$21.6	$22.2
Less: Capital Expenditures	-	-	-	-	-	-	-	-	-	-
Less: Working Capital Requirements	-	-	-	-	-	-	-	-	-	-
Add: Depreciation and Amortization	-	-	-	-	-	-	-	-	-	-
Total Net Investment	-	-	-	-	-	-	-	-	-	-
Net Debt-Free Cash Flows	$0.0	$5.4	$5.4	$5.4	$18.2	$19.2	$20.5	$21.0	$21.6	$22.2
Discount Period	0.21	0.92	1.92	2.92	3.92	4.92	5.92	6.92	7.92	8.92
Discount Factor @ 13.0%	0.97	0.89	0.79	0.70	0.62	0.55	0.49	0.43	0.38	0.34
Present Value of Net Debt-Free Cash Flows	$0.0	$4.8	$4.3	$3.8	$11.3	$10.6	$9.9	$9.0	$8.2	$7.5

DCF Assumptions	
Discount Rate	13.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2016 Cash Flow (3.0% Growth Rate)	$22.9
Gordon Growth Rate	3.0%
Terminal Value	$228.7
Discount Period	8.92
Discount Factor @ 13.0%	0.34
PV of Terminal Value	$76.9

Distribution of Value	
Period Cash Flow	47.4%
Terminal Cash Flow	52.6%
Total	100.0%

Implied Analyses	
LTM EBITDA Multiple	NA
NFY EBITDA Multiple	NA
Implied Terminal Multiple	7.1x

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate 2.0%	2.5%	3.0%	3.5%	4.0%
12.0%	$155.2	$160.0	$165.3	$171.2	$177.8
12.5%	$146.5	$150.7	$155.3	$160.4	$166.1
13.0%	$138.6	$142.3	$146.3	$150.7	$155.6
13.5%	$131.4	$134.6	$138.2	$142.0	$146.3
14.0%	$124.8	$127.7	$130.8	$134.2	$138.0

Indicated Enterprise Value	$135.0	--	$160.0

[1] *Based on the greater of minimum guarantees under the EPE license agreement or the implied royalties to the Company based on financial projections for the phase I development only of FX Luxury.*

Valuation of License Agreements

Discounted Cash Flow Valuation – MAE[1]

(figures in millions)

	Projected FYE December 31,										
	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Revenue	$0.0	$1.0	$1.0	$1.0	$2.0	$2.0	$2.0	$3.0	$3.0	$3.0	$3.0
Revenue Growth %	*NA*	*NA*	*0.0%*	*0.0%*	*100.0%*	*0.0%*	*0.0%*	*50.0%*	*0.0%*	*0.0%*	*0.0%*
Add: Adjustments	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBIT	**$0.0**	**$1.0**	**$1.0**	**$1.0**	**$2.0**	**$2.0**	**$2.0**	**$3.0**	**$3.0**	**$3.0**	**$3.0**
EBIT Margin %	*NA*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
Less: Taxes	-	0.4	0.4	0.4	0.8	0.8	0.8	1.2	1.2	1.2	1.2
Debt-Free Earnings	**$0.0**	**$0.6**	**$0.6**	**$0.6**	**$1.2**	**$1.2**	**$1.2**	**$1.8**	**$1.8**	**$1.8**	**$1.8**
Less: Capital Expenditures	-	-	-	-	-	-	-	-	-	-	-
Less: Working Capital Requirements	-	-	-	-	-	-	-	-	-	-	-
Add: Depreciation and Amortization	-	-	-	-	-	-	-	-	-	-	-
Total Net Investment	-	-	-	-	-	-	-	-	-	-	-
Net Debt-Free Cash Flows	**$0.0**	**$0.6**	**$0.6**	**$0.6**	**$1.2**	**$1.2**	**$1.2**	**$1.8**	**$1.8**	**$1.8**	**$1.8**
Discount Period	0.21	0.92	1.92	2.92	3.92	4.92	5.92	6.92	7.92	8.92	9.92
Discount Factor @ 13.0%	0.97	0.89	0.79	0.70	0.62	0.55	0.49	0.43	0.38	0.34	0.30
Present Value of Net Debt-Free Cash Flows	**$0.0**	**$0.5**	**$0.5**	**$0.4**	**$0.7**	**$0.7**	**$0.6**	**$0.8**	**$0.7**	**$0.6**	**$0.5**

DCF Assumptions	
Discount Rate	13.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2017 Cash Flow (5.0% Growth Rate)	$1.9
Gordon Growth Rate	5.0%
Terminal Value	**$23.6**
Discount Period	9.92
Discount Factor @ 13.0%	0.30
PV of Terminal Value	**$7.0**

Distribution of Value	
Period Cash Flow	46.1%
Terminal Cash Flow	53.9%
Total	100.0%

Implied Analyses	
LTM EBITDA Multiple	NA
NFY EBITDA Multiple	NA
Implied Terminal Multiple	11.8x

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate				
	4.0%	**4.5%**	**5.0%**	**5.5%**	**6.0%**
12.0%	$13.9	$14.5	$15.1	$15.8	$16.7
12.5%	$13.0	$13.5	$14.0	$14.6	$15.3
13.0%	$12.2	$12.6	$13.0	$13.5	$14.1
13.5%	$11.5	$11.8	$12.2	$12.6	$13.1
14.0%	$10.8	$11.1	$11.5	$11.8	$12.2

Indicated Enterprise Value	$12.0	–	$15.0

[1] *Based on the minimum guarantees under the MAE license agreement; financial projections for MAE properties have not been provided.*